Exhibit 99.1

NEWS RELEASE	Altria Group, Inc. 120 Park Avenue New York, NY 10017
Contact:	Altria Media Relations (917) 663-2144

ALTRIA GROUP, INC. ANNOUNCES DISTRIBUTION RATIO

FOR SPIN-OFF OF KRAFT FOODS INC.

NEW YORK, March 20, 2007 — Altria Group, Inc. (NYSE: MO) today announced the distribution ratio for its previously announced spin-off of Kraft Foods Inc. (NYSE: KFT). Altria shareholders will receive 0.692024 of a share of Kraft for each share of Altria common stock held as of 5:00 p.m. Eastern Time on March 16, 2007 (the “record date”).

On March 30, 2007, Altria will distribute all of the shares of Kraft that it owns, representing approximately 88.9% of Kraft’s outstanding shares as of the record date. Altria shareholders will receive cash in lieu of fractional shares for amounts of less than one Kraft share.

Altria is mailing an Information Statement today to shareholders as of the record date, with details about the Kraft spin-off. The Information Statement and answers to frequently asked questions (FAQs) are available on Altria’s investor website at www.altria.com/Kraftspinoff.

For additional information, registered shareholders in the U.S. and Canada should contact Altria’s transfer agent, Computershare Trust Company, by email at altria@computershare.com, or by phone at 1-866-538-5172. Registered shareholders outside the U.S. and Canada should call 1-781-575-3572.

Holders of Altria common stock who hold their shares through a broker, bank or other nominee should contact their broker or bank directly or call Altria’s information agent, D.F. King & Co., at 1-800-290-6431.

Exhibit 99.1

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.

Altria Group, Inc.’s consumer products subsidiaries are subject to changing prices for raw materials; intense price competition; changes in consumer preferences and demand for their products; fluctuations in levels of customer inventories; the effects of foreign economies and local economic and market conditions; unfavorable currency movements and changes to income tax laws. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively with lower-priced products; to improve productivity; and to respond effectively to changing prices for raw materials.

Altria Group, Inc.’s tobacco subsidiaries (Philip Morris USA and Philip Morris International) continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, and courts reaching conclusions at variance with the company’s understanding of applicable law and bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds; legislation, including actual and potential excise tax increases; discriminatory excise tax structures; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; governmental regulation; privately imposed smoking restrictions; and governmental and grand jury investigations.

Altria Group, Inc. and its subsidiaries are subject to other risks detailed from time to time in its publicly filed documents, including its Annual Report on Form 10-K for the period ended December 31, 2006. Altria Group, Inc. cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make.

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